CONTACT:	STEPHEN THERIOT	EXHIBIT 99.1
(201) 587-1000

210 Route 4 East
Paramus , NJ

FOR IMMEDIATE RELEASE – May 5, 2014

Vornado Announces First Quarter 2014 Financial Results

PARAMUS, NEW JERSEY.......VORNADO REALTY TRUST (New York Stock Exchange: VNO) filed its Form 10-Q for the quarter ended March 31, 2014 today and reported:

NET INCOME attributable to common shareholders for the quarter ended March 31, 2014 was $62.3 million, or $0.33 per diluted share, compared to $232.0 million, or $1.24 per diluted share for the quarter ended March 31, 2013.  Net income for the quarters ended March 31, 2014 and 2013 include $20.8 million and $5.2 million, respectively of real estate impairment losses. The quarter ended March 31, 2013 also includes $202.8 million of net gains on sale of real estate.  In addition, the quarters ended March 31, 2014 and 2013 include certain other items that affect comparability, which are listed in the table below.  Adjusting net income attributable to common shareholders for net gains on sale of real estate, real estate impairment losses and the items in the table below, net of amounts attributable to noncontrolling interests, net income attributable to common shareholders for the quarters ended March 31, 2014 and 2013 was $70.3 million and $74.1 million, or $0.37 and $0.40 per diluted share, respectively.

FUNDS FROM OPERATIONS attributable to common shareholders plus assumed conversions (“FFO”) for the quarter ended March 31, 2014 was $247.1 million, or $1.31 per diluted share, compared to $201.8 million, or $1.08 per diluted share for the prior year’s quarter.  Adjusting FFO for certain items that affect comparability which are listed in the table below, FFO for the quarters ended March 31, 2014 and 2013 was $226.9 million and $211.6 million, or $1.20 and $1.13 per diluted share, respectively.

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2014	2013
FFO (1)	$247,079	$201,820
Per Share	$1.31	$1.08

Items that affect comparability income (expense):
Toys "R" Us FFO (including impairment losses of $75,196 and $78,542 respectively)	$9,267	$16,684
Net gain on sale of a land parcel and residential condominiums	9,635	-
FFO from discontinued operations, including LNR in 2013	4,139	27,951
Losses from the mark-to-market, impairment and disposition of investment in J.C. Penney	-	(98,827)
Stop & Shop litigation settlement income	-	59,599
Preferred share redemptions	-	(9,230)
Merchandise Mart reduction-in-force and severance costs	-	(2,612)
Other, net	(1,784)	(3,964)
	21,257	(10,399)
Noncontrolling interests' share of above adjustments	(1,060)	579
Items that affect comparability, net	$20,197	$(9,820)

FFO as adjusted for comparability	$226,882	$211,640
Per Share	$1.20	$1.13

(1) See page 3 for a reconciliation of our net income to FFO for the three months ended March 31, 2014 and 2013.

Supplemental Financial Information

Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com.  Vornado Realty Trust is a fully – integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2013.  Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

(tables to follow)

VORNADO REALTY TRUST
OPERATING RESULTS FOR THE THREE MONTHS ENDED
MARCH 31, 2014 AND 2013

	For the Three Months
	Ended March 31,
(Amounts in thousands, except per share amounts)	2014	2013

Revenues	$660,618	$718,713

Income from continuing operations	$96,265	$82,165
Income from discontinued operations	1,891	206,762
Net income	98,156	288,927
Less net income attributable to noncontrolling interests in:
Consolidated subsidiaries	(11,579)	(11,286)
Operating Partnership	(3,848)	(13,933)
Preferred unit distributions of the Operating Partnership	(12)	(786)
Net income attributable to Vornado	82,717	262,922
Preferred share dividends	(20,368)	(21,702)
Preferred share redemptions	-	(9,230)
Net income attributable to common shareholders	$62,349	$231,990

Income per common share - Basic:
Income from continuing operations, net	$0.32	$0.20
Income from discontinued operations, net	0.01	1.04
Net income per common share	$0.33	$1.24
Weighted average shares outstanding	187,307	186,752

Income per common share - Diluted:
Income from continuing operations, net	$0.32	$0.20
Income from discontinued operations, net	0.01	1.04
Net income per common share	$0.33	$1.24
Weighted average shares outstanding	188,240	187,529

FFO attributable to common shareholders plus assumed conversions	$247,079	$201,820
Per diluted share	$1.31	$1.08

FFO as adjusted for comparability	$226,882	$211,640
Per diluted share	$1.20	$1.13

Weighted average shares used in determining FFO per diluted share	188,287	187,529

The following table reconciles our net income to FFO:

(Amounts in thousands)	For the Three Months
	Ended March 31,
Reconciliation of our net income to FFO:	2014	2013
Net income attributable to Vornado	$82,717	$262,922
Depreciation and amortization of real property	142,569	132,513
Net gains on sale of real estate	-	(202,329)
Real estate impairment losses	20,842	1,514
Proportionate share of adjustments to equity in net income of
Toys, to arrive at FFO:
Depreciation and amortization of real property	11,415	19,325
Real estate impairment losses	-	3,650
Income tax effect of above adjustments	(3,995)	(8,050)
Proportionate share of adjustments to equity in net income of partially owned entities, excluding Toys, to arrive at FFO:
Depreciation and amortization of real property	25,271	21,830
Net gains on sale of real estate	-	(465)
Noncontrolling interests' share of above adjustments	(11,399)	1,814
FFO	267,420	232,724
Preferred share dividends	(20,368)	(21,702)
Preferred share redemptions	-	(9,230)
FFO attributable to common shareholders	247,052	201,792
Convertible preferred share dividends	27	28
FFO attributable to common shareholders plus assumed conversions	$247,079	$201,820

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gain from sales of depreciated real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets, extraordinary items and other specified non-cash items, including the pro rata share of such adjustments of unconsolidated subsidiaries.  FFO and FFO per diluted share are used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions.  FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure.  FFO may not be comparable to similarly titled measures employed by other companies.  A reconciliation of our net income to FFO is provided above.  In addition to FFO, we also disclose FFO before certain items that affect comparability.  Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance.  Reconciliation of FFO to FFO as adjusted for comparability is provided on page 1 of this press release.

Conference Call and Audio Webcast

As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday May 6, 2014 at 10:00 a.m. Eastern Time (ET).  The conference call can be accessed by dialing 800-708-4539 (domestic) or 847-619-6396 (international) and indicating to the operator the passcode 37074976.  A telephonic replay of the conference call will be available from 1:00 p.m. ET on May 6, 2014 through June 5, 2014.  To access the replay, please dial 888-843-7419 and enter the passcode 37074976#.  A live webcast of the conference call will be available on the Company’s website at www.vno.com  and an online playback of the webcast will be available on the website for 90 days following the conference call.

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